EXHIBIT 3.3


                              Dorsey & Whitney LLP
                              51 West 52nd Street
                         New York, New York 10019-6119


                                October 29, 2019


The Bank of New York Mellon, as Trustee for
Invesco Unit Trusts, Taxable Income Series 627
2 Hanson Place
Brooklyn, NY  11217

Re: Invesco Unit Trusts, Taxable Income Series 627 (the "Trust")
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Ladies and Gentlemen:

We are acting as your counsel in connection with the execution and delivery by you of a certain trust agreement, dated as of today (the "Indenture"), among Invesco Capital Markets, Inc., as depositor (the "Depositor"), Invesco Investment Advisers LLC, as supervisor (the "Supervisor"), ICE Securities Evaluations, Inc., as evaluator (the "Evaluator") and you, as Trustee, establishing Invesco Unit Trusts, Taxable Income Series 627, and the registration by you, as Trustee, on the registration books of the Trust, of ownership of all of the units of fractional undivided interests in and ownership of the unit investment trust series contained in the Trust ("Units"), as set forth in the prospectus, dated today, for filing as an amendment to the registration statement heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (respectively the "Prospectus" and the "Registration Statement"). The Trust consists of the securities set forth in the Prospectus including delivery statements relating to contracts for the purchase of certain securities not yet delivered and cash, cash equivalents, an irrevocable letter of credit, or a combination thereof, in the amount required to pay for such purchase upon the receipt of such securities) defined in the Indenture as "Securities" and listed in Schedule A to the Indenture (such securities, delivery statements and cash, cash equivalents or letter of credit being herein called the "Underlying Securities").

We have examined the Indenture and originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents, as we have deemed necessary or appropriate for the purpose of rendering this opinion letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to this opinion letter, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

Based on the foregoing, we are of the opinion that:

1. The Bank of New York Mellon is a corporation organized under the laws of the State of New York with the powers of a trust company under the Banking Law of the State of New York.

2. The execution of the Indenture is within the authorization of the executing officers of The Bank of New York Mellon.

3.   The Indenture in proper form for execution and delivery by you as Trustee.

4. Upon receipt by you of the Underlying Securities you may properly register the Units on the registration books of the Trust in the name of Cede & Co., as nominee of Depository Trust Company. Upon receipt of advice of the effectiveness of the Registration Statement, you may cause the Units to be credited to, or upon the order of, the Depositor, as provided in the Closing Memorandum being executed and delivered today by the parties to the Indenture.

5. You as Trustee may lawfully, under the Banking Law of the State of New York, advance to the Trust such amounts as may be necessary to provide periodic distributions or payment of expenses for the Trust, and be reimbursed without interest for any such advance from funds in the income or capital account for the Trust on the ensuing record date or as otherwise provided in the Indenture.

In rendering the foregoing opinions we have not considered, among other things, the merchantability of the Underlying Securities, whether the Underlying Securities have been duly authorized and delivered and are fully paid for and non-assessable or the tax status of the Underlying Securities under any federal, state or local laws.

The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.


                                                               Very truly yours,


                                                       /s/ Dorsey & Whitney, LLP
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                                                           Dorsey & Whitney, LLP